UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 27, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Sierra Rose Drive, Suite 112 Reno, NV 89511
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 775-622-0327

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 27, 2010, John Pulos, the chief financial officer and a director of Liberty Silver Corp. (the “Registrant”) elected to surrender a total of 40,000,000 shares of the Registrant’s common stock (the “Shares”) for cancellation. Prior to cancellation of the Shares, the Registrant had a total of 108,400,000 issued and outstanding shares of common stock, of which 60,000,000 shares, or approximately 55.35%, were owned by Mr. Pulos. Following cancellation of the Shares, the Registrant has a total of 68,400,000 issued and outstanding shares of common stock, of which 20,000,000 shares, or approximately 29.24%, are owned by Mr Pulos.

The decision to surrender the Shares for cancellation was made by Mr. Pulos, and was not the result of any disagreement with the Registrant.

The Shares have been returned to the status of authorized but unissued shares of common stock of the Registrant.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ John Pulos

CFO

Date: May 28, 2010